SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)                      July 9, 2001

FULL LINE DISTRIBUTORS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-23234	58-1724902

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Airport Drive, Ball Ground, Georgia	30107

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                      (770) 479-1877

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On July 9, 2001, Full Line Distributors, Inc. (the “Company”) signed a definitive Agreement and Plan of Merger which provides for the acquisition of the Company by Broder Bros., Inc., a Michigan corporation (“Broder”) through a tender offer followed by the merger of a wholly-owned subsidiary of Broder with and into the Company. The Board of Directors of both Broder and the Company approved the Merger Agreement and the transactions contemplated thereby. Under the terms of the Merger Agreement, the Broder subsidiary will promptly commence a cash tender offer for all outstanding shares of common stock of the Company at $2.95 per share. Following the tender offer, the Broder subsidiary will merge into the Company and any shareholders who did not tender their shares in the tender offer will receive $2.95 in cash.

     The Merger Agreement contemplates that each existing stock option of the Company, whether or not vested as of the closing, will be exchanged for cash in an amount equal to the product of (a) the excess, if any, of $2.95 over the exercise price of such option, multiplied by (b) the number of shares of Company common stock subject to the option.

     Consummation of the tender offer is subject to various conditions, including the tender of at least 50% of the outstanding shares and the receipt by Broder of sufficient financing for the transaction.

     Isador E. Mitzner, the Company’s Chairman and Chief Executive Officer, and David Keller, the Company’s President, who combined own approximately 62% of the outstanding common stock of the Company, have entered into a Stockholders’ Agreement with Broder. Pursuant to the Stockholders’ Agreement, Messrs. Mitzner and Keller have agreed to tender their shares in the tender offer and to vote in favor of the Merger Agreement and against any competing proposal if a meeting of the Company’s shareholders is called for such purposes.

     The preceding description of the Merger Agreement and the Stockholders’ Agreement are qualified in their entirety by reference to the copies of such documents included as Exhibits to this Current Report on Form 8-K and which are incorporated herein by reference.

     The tender offer is expected to be consummated in August 2001 and the subsequent second-step merger will be completed as soon as possible thereafter.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits:

2.1	Agreement and Plan of Merger, dated as of July 9, 2001, by and among Full Line Distributors, Inc., Broder Bros., Co. and FLD Acquisition Corp.

99.1	Stockholders’ Agreement, dated as of July 9, 2001, among Broder Bros., Co., FLD Acquisition Corp., Isador E. Mitzner and J. David Keller.

99.2	Press release dated July 10, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FULL LINE DISTRIBUTORS, INC.

By: /s/ Isador E. Mitzner

Name: Isador E. Mitzner

Title: Chairman and Chief Executive Officer

Dated: July 10, 2001

EXHIBIT INDEX

Exhibit		Sequential
Number	Description of Exhibit	Page No.

2.1	Agreement and Plan of Merger, dated as of July 9, 2001, by and among Full Line Distributors, Inc., Broder Bros., Co. and FLD Acquisition Corp.

99.1	Stockholders’ Agreement, dated as of July 9, 2001, among Broder Bros., Co., FLD Acquisition Corp., Isador E. Mitzner and J. David Keller.

99.2	Press release dated July 10, 2001.